FUND ACCOUNTING SERVICE AGREEMENT

                                     between

                           DELTA MICRO CAP GROWTH FUND
                                       and

                          AMERICAN DATA SERVICES, INC.


















                                [GRAPHIC OMITTED]*




*Graphic depicts Delta Micro Cap Growth Fund Logo.

================================================================================
                                      INDEX
================================================================================

1. DUTIES OF ADS.............................................................3


2. COMPENSATION OF ADS.......................................................4


3. LIMITATION OF LIABILITY OF ADS............................................4


4. REPORTS...................................................................5


5. ACTIVITIES OF ADS.........................................................5


6. ACCOUNTS AND RECORDS......................................................5


7. CONFIDENTIALITY...........................................................5


8. DURATION AND TERMINATION OF THIS AGREEMENT................................5


9. ASSIGNMENT................................................................6


10.  NEW YORK LAWS TO APPLY..................................................6


11. AMENDMENTS TO THIS AGREEMENT.............................................6


12. MERGER OF AGREEMENT......................................................6


13. NOTICES..................................................................6


SCHEDULE A...................................................................7

(A) FUND ACCOUNTING SERVICE FEE:.............................................7
   FEE INCREASES.............................................................7
(B) EXPENSES.................................................................7
(C) SPECIAL REPORTS..........................................................8
(D) SECURITY DEPOSIT.........................................................8
(E) CONVERSION CHARGE........................................................8

SCHEDULE B:..................................................................9






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



                        FUND ACCOUNTING SERVICE AGREEMENT
                        ---------------------------------

AGREEMENT made the 31ST day of March 1997, by and between Delta Micro Cap Growth Fund, an Ohio Business Trust, having its principal office and place of business at 551 Fifth Avenue, New York, New York 10017 (the "Fund"), and American Data Services, Inc., a New York corporation having its principal office and place of business at 24 West Carver Street., Huntington, New York 11743 ("ADS").



                                   BACKGROUND

WHEREAS, the Fund is a diversified, open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, ADS is a corporation experienced in providing accounting services to mutual funds and possesses facilities sufficient to provide such services; and

WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of ADS and to have ADS perform for the Fund certain services appropriate to the operations of the Fund, and ADS is willing to furnish such services in accordance with the terms hereinafter set forth.

                                      TERMS

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Fund and ADS hereby agree as follows:


1. DUTIES OF ADS.
     ADS will provide the Fund with the necessary office space, communication facilities and personnel to perform the following services for the Fund:

           (a) Timely calculate and transmit to NASDAQ the Fund's daily net asset value and communicate such value to the Fund and its transfer agent;

           (b) Maintain and keep current all books and records of the Fund as required by Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amended from time to time ("Rule 31a-1"), that are applicable to the fulfillment of ADS's duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Fund and ADS. Without limiting the generality of the foregoing, ADS will prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents:

                        - Cash receipts journal
                        - Cash disbursements journal
                        - Dividend record
                        - Purchase and sales  -  portfolio securities journals
                        - Subscription  and redemption  journals
                        - Security  ledgers
                        - Broker ledger
                        - General ledger


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                        - Daily  expense accruals
                        - Daily income  accruals
                        - Securities and monies borrowed orloaned and
                            collateral therefore
                        - Foreign currency journals
                        - Trial balances

          (c) Provide the Fund and its investment adviser with daily portfolio valuation, net asset value calculation and other standard operational reports as requested from time to time.

          (d) Provide all raw data  available  from our fund  accounting
              system  (PAIRS)  for   management's   or  the   administrators
              preparation of the following:

                    1. Semi-annual financial statements;
                    2. Semi-annual form N-SAR;
                    3. Annual tax returns;
                    4. Financial data necessary to update form N-1a;
                    5. Annual proxy statement.

          (e) Provide facilities to accommodate annual audit and any audits or examinations conducted by the Securities and Exchange Commission or any other governmental or quasi-governmental entities with jurisdiction.

ADS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.


2. COMPENSATION OF ADS.
         In consideration of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.


3. LIMITATION OF LIABILITY OF ADS.
         (a) ADS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without gross negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of ADS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties.

         (b) Nothing herein contained shall be construed to protect ADS against any liability to the Fund or its security holders to which ADS shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of ADS' obligations and duties under this Agreement or the willful violation of any applicable law.

         (c) Except as may otherwise be provided by applicable law, neither ADS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such

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

persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to ADS by the Fund or its authorized agents.



4. REPORTS.
         (a) The Fund shall provide to ADS on a quarterly basis a report of a duly authorized officer of the Fund representing that all information furnished to ADS during the preceding quarter was true, complete and correct in all material respects. ADS shall not be responsible for the accuracy of any information furnished to it by the Fund or its authorized agents, and the Fund shall hold ADS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

         (b) Whenever, in the course of performing its duties under this Agreement, ADS determines, on the basis of information supplied to ADS by the Fund or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, ADS shall promptly notify the Fund and its counsel of such violation.


5. ACTIVITIES OF ADS.
         The services of ADS under this Agreement are not to be deemed exclusive, and ADS shall be free to render similar services to others so long as its services hereunder are not impaired thereby.


6. ACCOUNTS AND RECORDS.
         The accounts and records maintained by ADS shall be the property of the Fund, and shall be surrendered to the Fund promptly upon request by the Fund in the form in which such accounts and records have been maintained or preserved. ADS agrees to maintain a back-up set of accounts and records of the Fund (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. ADS shall assist the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records. ADS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.


7. CONFIDENTIALITY.
         ADS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Fund.


8. DURATION AND TERMINATION OF THIS AGREEMENT.
         This Agreement shall become effective as of the date hereof and shall remain in force for a period of three (3) years, provided however, that both parties to this Agreement have the option to terminate the Agreement, without penalty, upon ninety (90) days prior written notice.

         Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable expenses associated with such termination.

 9. ASSIGNMENT.
         This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of ADS, or by ADS without the prior written consent of the Fund.


10.  NEW YORK LAWS TO APPLY
         The provisions of this Agreement shall be construed, interpreted and enforced under New York law as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.


11. AMENDMENTS TO THIS AGREEMENT.
         This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

12. MERGER OF AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

13. NOTICES.
         All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Fund:                                      To ADS:
John Figliolini                                   Michael Miola
c/o Berkshire International Finance               President
551 Fifth Avenue, Suite 605                       American Data Services, Inc.
New York, New York  10017                         24 West Carver Street
 With copy to:                                    Huntington, New York  11743
Hect & Steckman, P.C., 60 East 42nd Street,
Suite 5101,
New York, New York  10165-5101
 Attn: Charles J. Hect


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


DELTA MICRO CAP GROWTH FUND                    AMERICAN DATA SERVICES, INC.


By: /s/ John Figliolini, President             By: /s/ Michael Miola, President
    John Figliolini, President                     Michael Miola, President


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



                                   SCHEDULE A


(a) FUND ACCOUNTING SERVICE FEE:

          For the services rendered by ADS in its capacity as fund accounting agent, as specified in Paragraph 1. DUTIES OF ADS, the Fund shall pay ADS, within ten (10) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to:


        Calculated Fee Will Be Based Upon Prior Month Average Net Assets:
                          (No prorating partial months)


MONTHLY FEE PER PORTFOLIO:
-------------------------

                                                  Portfolio Type
Net Assets (in millions)                    Global  Domestic  Money Mkt
-----------------------                     ------  --------  ---------
Under $2 ............................      $1,400    $1,200     $1,000
From $2 to $5 .......................       1,675     1,400      1,200
From $5 to $10 ......................       1,900     1,600      1,400
From $10 to $20......................       2,250     1,800      1,600
Over $20 ............................       2,500     2,000      1,800

Excess of $25 million:
   The fee for assets over $20 million,
    plus 1/12 of ....................       3.50BP*   2.00BP     2.00BP

* Basis Points


MULTI-CLASS PROCESSING CHARGE
------------------------------
$300 per month will be charged for each additional class of stock per portfolio.



                                  FEE INCREASES
                                  -------------
         On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve month period ending with the month preceding such annual anniversary date.


(b) EXPENSES.

         The Fund shall reimburse ADS for any out-of-pocket expenses , exclusive of salaries, advanced by ADS in connection with but not limited to the printing or filing of documents for the Fund, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, NASDAQ insertion fee, pro rata portion of annual SAS 70 review, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.


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(c) SPECIAL REPORTS.

         All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund accounting activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

          Labor:
           Senior staff - $150.00/hr.
           Junior staff - $ 75.00/hr.
           Computer time - $45.00/hr.



(d) SECURITY DEPOSIT.

         The Fund will remit to ADS upon execution of this Agreement a security deposit equal to one (1) month's minimum fee under this Agreement, computed in accordance with the number of portfolios listed in Schedule B of this Agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

However, if the Fund elects or is forced to terminate this Agreement for any reason what-so-ever other than a material breach by ADS (including, but not limited to, the voluntary or involuntary termination of the Fund, liquidation of the Fund's assets, the sale or merger of the Fund or it's assets to any successor entity) prior to the termination date of this Agreement as specified in Paragraph 8 of this Agreement, the Fund will forfeit the Security Deposit paid to ADS upon execution of this Agreement.


(e) CONVERSION CHARGE.

    NOTE: FOR EXISTING FUNDS ONLY (new funds please ignore):

          There will be a charge to convert the Fund's portfolio accounting records on to the ADS fund accounting system (PAIRS). In addition, ADS will be reimbursed for all out-of-pocket expenses, enumerated in paragraph (b) above, incurred during the conversion process.

          The conversion charge will be estimated and agreed upon in advance by the Fund and ADS. The charge will be based upon the quantity of records to be converted and the condition of the previous service agents records.


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                                   SCHEDULE B:

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:


                           DELTA MICRO CAP GROWTH FUND

































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